Exhibit 1(a)

EXECUTION VERSION

PRICING AGREEMENT

October 11, 2017

Barclays Capital Inc.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

As Representatives of the

several Underwriters named

in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

Ladies and Gentlemen:

WAL-MART STORES, INC., a Delaware corporation (the “Company” or “Walmart”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 11, 2017 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions were set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement (it being understood that each representation and warranty in Section 2 of the Underwriting Agreement that refers to the Pricing Prospectus or the Prospectus shall be deemed to be a representation or warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus or the Prospectus relating to the Designated Securities). Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to the Representatives named in Schedule II hereto (the “Representatives”). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including, for the avoidance of doubt, a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amounts of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

WAL-MART STORES, INC.

By:	/s/ Matthew Allen
Name: Matthew Allen
Title: Vice President – Finance & Assistant
Treasurer

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof: BARCLAYS CAPITAL INC.

By:	/s/ Barbara Mariniello
Name: Barbara Mariniello
Title: Managing Director

For itself and as a Representative of the several

Underwriters named in Schedule I hereto

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

For itself and as a Representative of the several

Underwriters named in Schedule I hereto

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

For itself and as a Representative of the several

Underwriters named in Schedule I hereto

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
Name: Diane Kenna
Title: Managing Director

For itself and as a Representative of the several

Underwriters named in Schedule I hereto

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

For itself and as a Representative of the several

Underwriters named in Schedule I hereto

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

MIZUHO SECURITIES USA LLC

By:	/s/ Moshe Tomkiewicz
Name: Moshe Tomkiewicz
Title: Managing Director

For itself and as a Representative of the several

Underwriters named in Schedule I hereto

[Signature Page to the Pricing Agreement]

SCHEDULE I

Underwriters	Principal Amount of Floating Rate Notes Due 2019 to be Purchased	Principal Amount of 1.750% Notes Due 2019 to be Purchased	Principal Amount of 1.900% Notes Due 2020 to be Purchased	Principal Amount of 2.350% Notes Due 2022 to be Purchased	Principal Amount of 2.650% Notes Due 2024 to be Purchased	Principal Amount of 3.625% Notes Due 2047 to be Purchased
Barclays Capital Inc.	$30,000,000	$120,000,000	$125,000,000	$125,000,000	$100,000,000	$100,000,000
Citigroup Global Markets Inc.	30,000,000	120,000,000	125,000,000	125,000,000	100,000,000	100,000,000
Morgan Stanley & Co. LLC	30,000,000	120,000,000	125,000,000	125,000,000	100,000,000	100,000,000
HSBC Securities (USA) Inc.	27,000,000	108,000,000	112,500,000	112,500,000	90,000,000	90,000,000
J.P. Morgan Securities LLC	27,000,000	108,000,000	112,500,000	112,500,000	90,000,000	90,000,000
Mizuho Securities USA LLC	27,000,000	108,000,000	112,500,000	112,500,000	90,000,000	90,000,000
BNP Paribas Securities Corp.	12,375,000	49,500,000	51,563,000	51,562,000	41,250,000	41,250,000
Credit Suisse Securities (USA) LLC	12,375,000	49,500,000	51,563,000	51,562,000	41,250,000	41,250,000
Goldman Sachs & Co. LLC	12,375,000	49,500,000	51,563,000	51,562,000	41,250,000	41,250,000
MUFG Securities Americas Inc.	12,375,000	49,500,000	51,563,000	51,562,000	41,250,000	41,250,000
U.S. Bancorp Investments, Inc.	12,375,000	49,500,000	51,562,000	51,563,000	41,250,000	41,250,000
Wells Fargo Securities, LLC	12,375,000	49,500,000	51,562,000	51,563,000	41,250,000	41,250,000
Santander Investment Securities Inc.	10,125,000	40,500,000	42,187,000	42,188,000	33,750,000	33,750,000
Standard Chartered Bank	10,125,000	40,500,000	42,187,000	42,188,000	33,750,000	33,750,000
BBVA Securities Inc.	3,750,000	15,000,000	15,625,000	15,625,000	12,500,000	12,500,000
ICBC Standard Bank Plc	3,750,000	15,000,000	15,625,000	15,625,000	12,500,000	12,500,000
Lloyds Securities Inc.	3,750,000	15,000,000	15,625,000	15,625,000	12,500,000	12,500,000
Loop Capital Markets LLC	3,750,000	15,000,000	15,625,000	15,625,000	12,500,000	12,500,000
Popular Securities LLC	3,750,000	15,000,000	15,625,000	15,625,000	12,500,000	12,500,000
RBS Securities Inc.	3,750,000	15,000,000	15,625,000	15,625,000	12,500,000	12,500,000
Scotia Capital (USA) Inc.	3,750,000	15,000,000	15,625,000	15,625,000	12,500,000	12,500,000
TD Securities (USA) LLC	3,750,000	15,000,000	15,625,000	15,625,000	12,500,000	12,500,000
Academy Securities, Inc.	1,500,000	6,000,000	6,250,000	6,250,000	5,000,000	5,000,000
C.L. King & Associates, Inc.	1,500,000	6,000,000	6,250,000	6,250,000	5,000,000	5,000,000
The Williams Capital Group, L.P.	1,500,000	6,000,000	6,250,000	6,250,000	5,000,000	5,000,000

TOTAL	$300,000,000	$1,200,000,000	$1,250,000,0000	$1,250,000,000	$1,000,000,000	$1,000,000,000

SCHEDULE I

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

Floating Rate Notes Due 2019 (the “2019 FRN Notes”);

1.750% Notes Due 2019 (the “2019 Fixed Rate Notes”);

1.900% Notes Due 2020 (the “2020 Notes”);

2.350% Notes Due 2022 (the “2022 Notes”);

2.650% Notes Due 2024 (the “2024 Notes”); and

3.625% Notes Due 2047 (the “2047 Notes” and, together with the 2019 Fixed Rate Notes, the 2020 Notes, the 2022 Notes and the 2024 Notes, the “Fixed Rate Notes” and the Fixed Rate Notes, together with the 2019 FRN Notes, the “Designated Securities”).

AGGREGATE PRINCIPAL AMOUNT:

In the case of the 2019 FRN Notes, $300,000,000;

In the case of the 2019 Fixed Rate Notes, $1,200,000,000; In the case of the 2020 Notes, $1,250,000,000;

In the case of the 2022 Notes, $1,250,000,000;

In the case of the 2024 Notes, $1,000,000,000; and

In the case of the 2047 Notes, $1,000,000,000.

PRICE TO PUBLIC:

In the case of the 2019 FRN Notes, 100.000% of the principal amount of the 2019 FRN Notes;

In the case of the 2019 Fixed Rate Notes, 99.998% of the principal amount of the 2019 Fixed

Rate Notes;

In the case of the 2020 Notes, 99.855% of the principal amount of the 2020 Notes; In the case of the 2022 Notes, 99.992% of the principal amount of the 2022 Notes;

In the case of the 2024 Notes, 99.971% of the principal amount of the 2024 Notes; and

In the case of the 2047 Notes, 99.848% of the principal amount of the 2047 Notes;

in each case, plus accrued interest, if any, from October 20, 2017.

SCHEDULE II - Page 1

PURCHASE PRICE TO UNDERWRITERS:

In the case of the 2019 FRN Notes, 99.800% of the principal amount of the 2019 FRN Notes, plus accrued interest, if any, from October 20, 2017; and the selling concession shall be 0.100% and the reallowance concession shall be 0.050%, in each case, of the principal amount of the 2019 FRN Notes;

In the case of the 2019 Fixed Rate Notes, 99.798% of the principal amount of the 2019 Fixed Rate Notes, plus accrued interest, if any, from October 20, 2017; and the selling concession shall be 0.100% and the reallowance concession shall be 0.050%, in each case, of the principal amount of the 2019 Fixed Rate Notes;

In the case of the 2020 Notes, 99.605% of the principal amount of the 2020 Notes, plus accrued interest, if any, from October 20, 2017; and the selling concession shall be 0.150% and the reallowance concession shall be 0.100%, in each case, of the principal amount of the 2020 Notes;

In the case of the 2022 Notes, 99.642% of the principal amount of the 2022 Notes, plus accrued interest, if any, from October 20, 2017; and the selling concession shall be 0.200% and the reallowance concession shall be 0.150%, in each case, of the principal amount of the 2022 Notes;

In the case of the 2024 Notes, 99.571% of the principal amount of the 2024 Notes, plus accrued interest, if any, from October 20, 2017; and the selling concession shall be 0.200% and the reallowance concession shall be 0.150%, in each case, of the principal amount of the 2024 Notes; and

In the case of the 2047 Notes, 98.973% of the principal amount of the 2047 Notes, plus accrued interest, if any, from October 20, 2017; and the selling concession shall be 0.500% and the reallowance concession shall be 0.300%, in each case, of the principal amount of the 2047 Notes.

INDENTURE:

Indenture, dated as of July 19, 2005, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, and the Second Supplemental Indenture, dated as of December 19, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

MATURITY:

In the case of the 2019 FRN Notes, October 9, 2019;

In the case of the 2019 Fixed Rate Notes, October 9, 2019;

In the case of the 2020 Notes, December 15, 2020;

In the case of the 2022 Notes, December 15, 2022;

In the case of the 2024 Notes, December 15, 2024; and

In the case of the 2047 Notes, December 15, 2047.

SCHEDULE II - Page 2

INTEREST RATE:

In the case of the 2019 FRN Notes, 3 Month LIBOR (Reuters LIBOR01) minus 3 basis points, payable quarterly in arrears and calculated on the basis of the actual number of days during the relevant interest period and a 360-day year with interest accruing from and including October 20, 2017;

In the case of the 2019 Fixed Rate Notes, 1.750% from and including October 20, 2017, payable on a semi-annual basis and calculated assuming a 360-day year consisting of twelve 30-day months;

In the case of the 2020 Notes, 1.900% from and including October 20, 2017, payable on a semi-annual basis and calculated assuming a 360-day year consisting of twelve 30-day months;

In the case of the 2022 Notes, 2.350% from and including October 20, 2017, payable on a semi-annual basis and calculated assuming a 360-day year consisting of twelve 30-day months;

In the case of the 2024 Notes, 2.650% from and including October 20, 2017, payable on a semi-annual basis and calculated assuming a 360-day year consisting of twelve 30-day months; and

In the case of the 2047 Notes, 3.625% from and including October 20, 2017, payable on a semi-annual basis and calculated assuming a 360-day year consisting of twelve 30-day months.

INTEREST PAYMENT DATES:

In the case of the 2019 FRN Notes, January 9, April 9, July 9 and October 9 of each year, beginning on January 9, 2018;

In the case of the 2019 Fixed Rate Notes, April 9 and October 9 of each year, beginning on April 9, 2018;

In the case of the 2020 Notes, June 15 and December 15 of each year, beginning on June 15, 2018;

In the case of the 2022 Notes, June 15 and December 15 of each year, beginning on June 15, 2018;

In the case of the 2024 Notes, June 15 and December 15 of each year, beginning on June 15, 2018; and

In the case of the 2047 Notes, June 15 and December 15 of each year, beginning on June 15, 2018.

SCHEDULE II - Page 3

INTEREST PAYMENT RECORD DATES:

In the case of the 2019 FRN Notes, March 26, June 26, September 26 and December 26 of each year;

In the case of the 2019 Fixed Rate Notes, March 26 and September 26 of each year; In the case of the 2020 Notes, June 1 and December 1 of each year;

In the case of the 2022 Notes, June 1 and December 1 of each year;

In the case of the 2024 Notes, June 1 and December 1 of each year; and

In the case of the 2047 Notes, June 1 and December 1 of each year.

INTEREST DETERMINATION DATES:

In the case of the 2019 FRN Notes, quarterly, on the second London business day prior to each Interest Payment Date, except that the initial Interest Determination Date will be October 18, 2017;

In the case of the 2019 Fixed Rate Notes, not applicable;

In the case of the 2020 Notes, not applicable;

In the case of the 2022 Notes, not applicable;

In the case of the 2024 Notes, not applicable; and

In the case of the 2047 Notes, not applicable.

REDEMPTION PROVISIONS:

There are no redemption provisions applicable to the 2019 FRN Notes.

Walmart may redeem the 2019 Fixed Rate Notes at any time prior to the maturity date of the 2019 Fixed Rate Notes, the 2020 Notes at any time prior to the maturity date of the 2020 Notes, the 2022 Notes at any time prior to November 15, 2022, the 2024 Notes at any time prior to October 15, 2024, and the 2047 Notes at any time prior to June 15, 2047, in each case, at Walmart’s option, as a whole or in part, at a redemption price equal to the greater of:

100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date, and the sum of the present values of the Remaining Scheduled Payments, plus any accrued and unpaid interest to, but excluding, the redemption date.

SCHEDULE II - Page 4

In determining the present value of the Remaining Scheduled Payments, Walmart will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Applicable Treasury Rate plus, in the case of the 2019 Fixed Rate Notes, 5 basis points, in the case of the 2020 Notes, 5 basis points, in the case of the 2022 Notes, 10 basis points, in the case of the 2024 Notes, 10 basis points and, in the case of the 2047 Notes, 15 basis points.

The term “Applicable Treasury Rate” means with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue. In determining this rate, Walmart will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The term “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities of comparable maturity to the remaining term of such Notes.

The term “Independent Investment Banker” means each of Barclays Capital Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. LLC and their respective successors as may be appointed from time to time by Walmart; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), Walmart shall substitute therefor another Primary Treasury Dealer.

The term “Comparable Treasury Price” means, with respect to any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the Reference Treasury Dealer Quotations for such redemption date.

The term “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer by 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The term “Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, Walmart shall substitute therefor another Primary Treasury Dealer for such firm.

The term “Remaining Scheduled Payments” means, with respect to any Fixed Rate Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

SCHEDULE II - Page 5

The 2022 Notes will also be redeemable, as a whole or in part, at the option of the Company at any time on or after November 15, 2022, at a redemption price equal to 100% of the principal amount of the 2022 Notes being redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

The 2024 Notes will also be redeemable, as a whole or in part, at the option of the Company at any time on or after October 15, 2024, at a redemption price equal to 100% of the principal amount of the 2024 Notes being redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

The 2047 Notes will also be redeemable, as a whole or in part, at the option of the Company at any time on or after June 15, 2047, at a redemption price equal to 100% of the principal amount of the 2047 Notes being redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

Any notice of redemption must be mailed to each registered holder of the Fixed Rate Notes being redeemed at least 30 days but not more than 60 days prior to the redemption date.

SINKING FUND PROVISIONS:

None.

PAYMENT OF ADDITIONAL AMOUNTS:

Not applicable.

OTHER PROVISIONS:

As to be set forth in the Prospectus.

TIME OF DELIVERY:

10:00 a.m. (New York City time) on October 20, 2017, in the case of all of the Designated Securities.

CLOSING LOCATION:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

SCHEDULE II - Page 6

NAMES AND ADDRESSES OF REPRESENTATIVES:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

ADDRESSES FOR NOTICES:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Fax: (646) 834-8133

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax: (646) 291-1469

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

Fax: (212) 507-8999

SCHEDULE II - Page 7

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Attention: Transaction Management

Fax: (212) 525-0238

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Fax: (212) 834-6081

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

Attention: Debt Capital Markets

Fax: (212) 205-7812

APPLICABLE TIME

(For purposes of Sections 2(a), 2(d) and 8(c) of the Underwriting Agreement):

5:50 p.m. (New York City time) on October 11, 2017, in the case of all the Designated Securities.

LIST OF FREE WRITING PROSPECTUSES

(Pursuant to Section 2(f) of Underwriting Agreement):

Final Term Sheet, dated October 11, 2017, in the form agreed between the Company and the Representatives.

OTHER MATTERS:

(A)	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter hereby represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Designated Securities to the public in that Relevant Member State other than:

a.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Underwriter for any such offer; or

SCHEDULE II - Page 8

c.	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Designated Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Designated Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

(B)	Each Underwriter hereby represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Designated Securities in circumstances in which Section 21(1) of the FSMA would not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

(C)	Each Underwriter hereby represents and agrees that it has not offered or sold, and will not offer or sell, any Designated Securities in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Designated Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

SCHEDULE II - Page 9

(D)	The Designated Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Underwriter hereby represents and agrees that (i) it will not offer or sell any Designated Securities, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except through a solicitation constituting a “solicitation targeting QIIs”, as defined in Article 23-13, Paragraph 1 of the Financial Instruments and Exchange Law, which will be exempt from the registration requirements of the Financial Instruments and Exchange Law, and otherwise in compliance with the Financial Instrument and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time; and (ii) it will cause a copy of the Prospectus Supplement (or other forms of notice as agreed between the Company and the Underwriters, which states that the Designated Securities may not be transferred to any other person unless such person is a “qualified institutional investor” as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended)), to be furnished to each person acquiring the Designated Securities.

(E)

Each Underwriter hereby represents and agrees that the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has not offered or sold any Designated Securities or caused such Designated Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell such Designated Securities or cause such Designated Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Designated Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Designated Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Designated Securities pursuant to an offer made under Section 275 of the SFA, except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or any person arising from an offer referred to

SCHEDULE II - Page 10

in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

(F)	The Designated Securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Designated Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

(G)	Each Underwriter hereby represents and agrees that it has not offered, sold or delivered and will not offer, sell or deliver any of the Designated Securities directly or indirectly or distribute the Pricing Prospectus, the Prospectus or any other offering material relating to the Designated Securities in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as set forth in the Underwriting Agreement and the Pricing Agreement.

(H)	The Underwriters hereby severally confirm, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriters specifically for inclusion in the Prospectus Supplement is as follows:

(1)	the names of the Underwriters on the front and back cover pages of the Prospectus Supplement;

(2)	the third paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning certain terms of the offering by the Underwriters;

(3)	the seventh paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters;

SCHEDULE II - Page 11

(4)	the final sentence of the eighth paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters;

(5)	third sentence of the ninth paragraph of text under the caption “Underwriting” in the Prospectus Supplement relating to market-making activities by the Underwriters; and

(6)	each Underwriter which is not an SEC-registered broker-dealer as to itself, the fourteenth paragraph of text under the caption “Underwriting” in the Prospectus Supplement relating to certain sales through SEC-registered broker-dealers.

(I)	ICBC Standard Bank Plc will provide to the Company a letter confirming the accuracy of the statement in the Prospectus Supplement under the caption “Underwriting” that ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act of 1956, as amended, and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States, and that, accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States, and that ICBC Standard Bank Plc will offer and sell the Designated Securities constituting its allotment solely outside the United States.

(J)	Clause 8(d) of the Underwriting Agreement is hereby deleted and the following text is substituted therefor:

(d)	On the date of the Pricing Agreement relating to the Designated Securities and on the Time of Delivery for the Designated Securities, Ernst & Young LLP shall have furnished to the Representatives “comfort” letters dated the respective dates of delivery thereof as to such matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives.

(K)	The Underwriting Agreement is hereby amended by adding the following text after Section 21:

(22)

Contractual Recognition of Bail-In. Notwithstanding any other term of this Underwriting Agreement or any other agreements, arrangements or understanding between the Underwriters that are subject to Bail-in Legislation (as defined below) (together, the “Covered EU Banks”) and the Company, the Company acknowledges, accepts and agrees to be bound by: (i) the effect of the exercise of Write-down and Conversion powers as defined in relation to the relevant Bail-in Legislation (as defined below) (“Bail-in Powers”) by the resolution authority with the ability to exercise any Bail-in Powers in relation to the Covered EU Banks (the

SCHEDULE II - Page 12

“Relevant Resolution Authority”) in relation to any liability as defined under the applicable Bail-in Legislation (a “BRRD Liability”) of such Covered EU Banks to the Company under this Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (a) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (b) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Covered EU Banks or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (c) the cancellation of the BRRD Liability; or (d) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority. For purposes of this Section 2(q), “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time. “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

SCHEDULE II - Page 13

WAL-MART STORES, INC.

DEBT SECURITIES

UNDERWRITING AGREEMENT

October 11, 2017

The Underwriters Listed on Schedule I

to the applicable Pricing Agreement (as defined herein)

Ladies and Gentlemen:

From time to time WAL-MART STORES, INC., a Delaware corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each, a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

The terms of any particular issuance of Designated Securities and the rights of the holders of such Designated Securities shall be as specified in the applicable Pricing Agreement and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement. References in this Agreement to “the Pricing Agreement” are to the applicable Pricing Agreement relating to the particular issuance and sale of Designated Securities specified therein.

1. Introduction. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Designated Securities, for whom the firms designated as representatives of the Underwriters of such Designated Securities in the Pricing Agreement will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any Underwriter to purchase any of the Securities. The obligation of the Company to issue and sell any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. The Pricing Agreement shall specify, with respect to the purchase and sale of the Designated Securities pursuant thereto, (a) in Schedule I thereto (i) the names of the Underwriters of the Designated Securities and (ii) the principal amount of Designated Securities to be purchased by each Underwriter at the Time of Delivery (as defined in Section 4 hereof) and (b) in Schedule II thereto (i) the title or titles of the Designated Securities, (ii) the aggregate principal amount or amounts of the Designated Securities, (iii) the price or prices of the Designated Securities to the public, (iv) the purchase price or prices of the Designated Securities to the Underwriters, and, to the extent applicable, any selling concession or concessions and reallowance concession or concessions applicable to the Underwriters and dealers, as the case may be, (v) specified funds, if not immediately available funds, for payment of the purchase price for the Designated Securities, (vi) the title of the Indenture under which the

Designated Securities are being issued, (vii) the maturity or maturities of the Designated Securities, (viii) the interest rate or rates of the Designated Securities or the manner in which the interest rate or rates are to be determined, (ix) the interest payment dates of the Designated Securities, (x) the record dates for the payment of interest on the Designated Securities, (xi) the redemption provisions, if any, of the Designated Securities, (xii) the sinking fund provisions, if any, of the Designated Securities, (xiii) the Time of Delivery, (xiv) the closing location with respect to the closing of the sale of the Designated Securities pursuant to this Agreement and the Pricing Agreement, (xv) the name or names and address or addresses of the Representatives of the Underwriters, (xvi) such other terms, conditions and other provisions of the Designated Securities as are established in accordance with the Indenture and (xvii) such other terms, conditions and other provisions that supplement, amend or modify this Agreement with respect to the Designated Securities or the Indenture. The Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and the Pricing Agreement shall be several and not joint.

2. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) in respect of the Securities (File No. 333-201074) has been filed on Form S-3 with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein, delivered to the Representatives for each of the other Underwriters, became effective under the Securities Act upon filing with the Commission; no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission except for (i) any prospectuses, preliminary prospectus supplements, prospectus supplements, documents incorporated by reference therein and final term sheets constituting issuer free writing prospectuses for purposes of Rule 433 under the Securities Act previously filed in connection with the offer and sale of Securities (other than the Designated Securities) pursuant to such registration statement, (ii) any prospectus and preliminary prospectus supplement relating to the Designated Securities and (iii) any other documents identified in the Pricing Agreement with respect to the Designated Securities; no stop order suspending the effectiveness of such registration statement or any post-effective amendment thereto has been issued, no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto for the registration of the offer and sale of the Securities by the Company pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission prior to or on the date of the Pricing Agreement relating to the Designated Securities, being hereinafter called the “Base Prospectus”; any preliminary prospectus

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(including any preliminary prospectus supplement) relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, being hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto (other than the Form T-1 of The Bank of New York Mellon Trust Company, N.A.) and any prospectus supplement relating to the Designated Securities that is filed with the Commission and deemed by Rule 430B under the Securities Act to be part of such registration statement, each at the time such part of such registration statement became effective, being hereinafter called the “Registration Statement”; the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time (as defined in Section 2(d) hereof), including, without limitation, any Preliminary Prospectus relating to the Designated Securities, being hereinafter called the “Pricing Prospectus”; the form of the final prospectus (including the final prospectus supplement) relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof being hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such prospectus; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report on Form 10-K of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the applicable effective date of the Registration Statement and that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” (as defined in Rule 433(h) under the Securities Act) relating to the Designated Securities being hereinafter referred to as an “Issuer Free Writing Prospectus”);

(b) The documents incorporated by reference in the Pricing Prospectus and the Prospectus or any amendment or supplement thereto, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use therein;

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(c) The Registration Statement and the Pricing Prospectus conform, and the Prospectus and any further post-effective amendments to the Registration Statement and the Prospectus will conform, as of the date on which they become effective or are filed with the Commission, as the case may be, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective dates as to the Registration Statement and any post- effective amendments thereto, as of the applicable filing date as to the Pricing Prospectus and as of the applicable filing date and the Time of Delivery as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use therein;

(d) The Pricing Prospectus, together with the pricing terms for the offering of the Designated Securities and the terms and conditions of the Designated Securities specified in the Final Term Sheet (as defined in Section 5(a) hereof) prepared and filed pursuant to Section 5(a) hereof, did not, as of the time and date designated in the Pricing Agreement as the “Applicable Time” (which the Company and the Representatives have agreed is, as to the issue and sale of the Designated Securities, immediately prior to the time when sales of the Designated Securities to the public are to be first confirmed orally or in writing), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use therein;

(e) The Company has been, since the initial filing of the Registration Statement, and continues to be a “well-known seasoned issuer” and has not been, since such filing of the Registration Statement, and continues not to be an “ineligible issuer” (as such terms are defined in Rule 405 under the Securities Act); and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act;

(f) The Company has not made (other than, if applicable, as listed on Schedule II to the Pricing Agreement), and will not make (other than the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof with respect to the Designated Securities), any offer relating to the Designated Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act), without the prior consent of the Representatives; the Company will comply with the requirements of Rule 433 under the Securities Act with respect to any such free writing prospectus; any such free writing prospectus will not, as of its issue date and through the Time of Delivery for such Designated Securities, include any information that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and any such free writing prospectus, when taken together with the information contained in

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the Registration Statement, the Pricing Prospectus or the Prospectus, did not, when issued or filed pursuant to Rule 433 under the Securities Act, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g) Neither the Company nor any of the corporations, companies or other entities of which the Company owns, directly or indirectly, a majority of the outstanding equity interests or which the Company otherwise controls (collectively, the “Subsidiaries”) has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that was or is material to the general affairs, management, financial position, shareholders’ equity, results of operations or internal control over financial reporting of the Company and its Subsidiaries considered as one enterprise, otherwise than as set forth in the Pricing Prospectus; and, since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company and its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or internal control over financial reporting of the Company and its Subsidiaries considered as one enterprise, otherwise than as set forth in the Pricing Prospectus and the Prospectus;

(h) The Company and its Subsidiaries have all ownership rights in all of the real property and all of the personal property owned by them, in each case free and clear of all liens, encumbrances and defects in title except such as are described in the Pricing Prospectus and the Prospectus or such as do not, individually or in the aggregate, materially and adversely affect the general affairs, management, financial position, shareholders’ equity, results of operations or internal control over financial reporting of the Company and its Subsidiaries considered as one enterprise and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease or equivalent agreement by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases or equivalent agreements with such exceptions as do not, individually or in the aggregate, materially and adversely affect the general affairs, management, financial position, shareholders’ equity, results of operations or internal control over financial reporting of the Company and its Subsidiaries considered as one enterprise;

(i) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the general affairs, management, financial position, shareholders’ equity, results of operations or internal control over financial reporting of the Company and its Subsidiaries considered as one enterprise;

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(j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Subsidiary of the Company has been duly incorporated, organized or formed and is validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation, organization or formation;

(k) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and all of the issued shares of capital stock or equivalent equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable or are assessable for amounts of additional capital not material to the Company and its Subsidiaries considered as one enterprise and are owned directly or indirectly by the Company, except as set forth in the Pricing Prospectus and the Prospectus and except that, as of the date hereof, the Company owns, directly or indirectly, more than a majority, but less than all, of the issued and outstanding shares of capital stock or equivalent equity interests in Massmart Holdings Ltd., Wal-Mart de Mexico, S.A.B. de C.V., Walmart Chile, S.A., the corporations through which the Company conducts a portion of its business in China, entities in which less than 1% of the outstanding shares or beneficial interests of such entities are held by persons in order for the entities to comply with applicable laws or to qualify for a particular treatment under applicable laws, and certain other of its Subsidiaries as to which the minority interests therein are not material to the operations of the Company and its Subsidiaries considered as one enterprise; and the shares of capital stock or equivalent equity interests of the Subsidiaries owned by the Company are free and clear of all liens, encumbrances, equities or claims, except as set forth in the Pricing Prospectus and the Prospectus and except as do not, individually or in the aggregate, materially and adversely affect the general affairs, management, financial position, shareholders’ equity, results of operations or internal control over financial reporting of the Company and its Subsidiaries considered as one enterprise;

(l) The Designated Securities have been duly authorized, and, when such Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general

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applicability relating to or affecting creditors’ rights and to general equity principles, and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered, and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Designated Securities will conform, to the descriptions thereof contained in the Pricing Prospectus (taken together with the Final Term Sheet) and the Prospectus;

(m) This Agreement has been duly authorized, executed and delivered, and the Pricing Agreement will be duly authorized, executed and delivered on the date thereof, by the Company;

(n) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which (i) the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject or (ii) any of the Company’s Subsidiaries is a party or by which any of its Subsidiaries is bound or to which any of the property or assets of any of its Subsidiaries is subject, which conflict, breach, violation or default, in the case of this clause (ii) (but not clause (i)), would materially and adversely affect the general affairs, management, financial position, shareholders’ equity, results of operations or internal control over financial reporting of the Company and its Subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, each as amended to date, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement or the Indenture, except (i) such as have been, or will have been prior to the Time of Delivery, obtained under the Securities Act and the Trust Indenture Act, (ii) such, if any, as have been, or will have been prior to the Time of Delivery, obtained under securities laws and regulations of the European Union or any foreign country to which the Company is, has or will become subject due to actions taken, or omitted, by the Company or by the Underwriters with the knowledge of the Company and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

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(o) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, shareholders’ equity, results of operations or internal control over financial reporting of the Company and its Subsidiaries considered as one enterprise; and, other than as set forth in the Pricing Prospectus and the Prospectus, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; and

(p) Ernst & Young LLP, which has audited and reported on certain financial statements of the Company and its Subsidiaries and the Company’s internal control over financial reporting, is an independent registered public accounting firm with respect to the Company and its Subsidiaries as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board.

For purposes of this Section 2 as well as for Section 8 hereof, references to “the Pricing Prospectus and the Prospectus” are to each of such prospectuses as a separate or stand-alone document (and not the two such prospectuses taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the Pricing Prospectus and the Prospectus.

3. Offer and Sale of Designated Securities. Upon the execution of the Pricing Agreement applicable to the Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus.

4. Payment and Settlement for Designated Securities. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement, in definitive form to the extent practicable, and in such authorized denominations and registered in such name or names as the Representatives may request upon at least twenty-four hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, against payment by such Underwriter or on its behalf of the purchase price therefor by one or more wire transfers in immediately available funds (or such other funds as specified in the Pricing Agreement), payable to the order of the Company, all at the place and time and date specified in the Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Designated Securities.

5. Further Agreements of the Company. The Company agrees with each of the Underwriters of any Designated Securities:

(a) (i) To prepare the Prospectus in relation to the Designated Securities in a form approved by the Representatives and to file the Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement or, if applicable, such earlier time as may be required by Rule 424(b) under the Securities Act;

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(ii) to make no further amendment or any supplement to the Registration Statement or the Prospectus after the date of the Pricing Agreement relating to the Designated Securities and prior to the Time of Delivery for the Designated Securities that shall be disapproved by the Representatives promptly after reasonable notice thereof (provided, however, this clause (ii) shall, in the case of any periodic or current report or proxy statement that the Company is required to file pursuant to Section 13(a), 13(c), 14 or Section 15(d) under the Exchange Act prior to or at the Time of Delivery, apply to the extent practicable in the light of the circumstances); (iii) to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and for so long thereafter as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), and to furnish the Representatives with copies thereof; (iv) to prepare a final term sheet (the “Final Term Sheet”), containing solely a description of the Designated Securities in the form agreed between the Company and the Representatives and to file the Final Term Sheet pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule; (v) to file within the time period prescribed by Rule 433(d) under the Securities Act, all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; (vi) to file by the filing deadlines prescribed by the Exchange Act and the rules thereunder, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities, and during such period to advise the Representatives promptly after it files any post-effective amendment to the Registration Statement of the time when such post-effective amendment to the Registration Statement has been filed and becomes effective or promptly after it files any amendment or supplement to the Prospectus or any amended Prospectus, of the time when it files such amendment or supplement to the Prospectus or any amended Prospectus with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the suspension of the qualification of the Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of the receipt from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act for the registration of the offer and sale of the Designated Securities, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information relating to the Registration Statement, the Prospectus or any amendment or supplement thereto or the offer and sale of the Designated Securities; and (vii) in the event of the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, or of any such notice of objection, to use promptly its reasonable best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply

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with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction (it being recognized that, solely for purposes of this Section 5(b), the Company shall not be required by the Representatives, without its consent, to subject itself to any securities laws or regulations of the European Union, or of any foreign country, to which the Company was not subject immediately prior to the offering and sale of such Designated Securities);

(c) To furnish the Underwriters with copies of the Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance;

(d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Securities Act);

(e) During the period beginning from the date of the Pricing Agreement and continuing to and including the Time of Delivery for the Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company that mature more than one year after such Time of Delivery and that are substantially similar to such Designated Securities, without the prior written consent of the Representatives;

(f) To furnish to the holders of the Designated Securities, upon such holders’ request, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three

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quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail;

(g) During a period of five years from the effective date of the Registration Statement, to furnish to the Representatives copies of all periodic or current reports or other communications (financial or other) of the Company furnished to its shareholders, and deliver to the Representatives (i) as soon as they are available, copies of any periodic or current reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Designated Securities or any class of securities of the Company is listed (provided, however, that the Company shall be deemed to have furnished and delivered such documents if and when such documents are available through the Commission’s EDGAR System on the Commission’s website); and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial information and statements to be on a consolidated basis in reports furnished to its shareholders generally or to the Commission);

(h) To pay the required Commission registration fees relating to the Designated Securities within the time period required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(i) If required by Rule 430B(h) under the Securities Act, to prepare a prospectus in a form approved by the Representatives and to file such prospectus pursuant to Rule 424(b) under the Securities Act not later than is required by such Rule; and to make no further amendment or supplement to such prospectus that shall be disapproved by the Representatives promptly after reasonable notice thereof; and

(j) To use the net proceeds received by it from the sale of the Designated Securities pursuant to this Agreement and the Pricing Agreement in the manner specified in the Prospectus, including in any supplement thereto, relating to the offer and sale of such Designated Securities.

6. Representations, Warranties and Agreements of the Underwriters. Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that:

(a) Such Underwriter has not made, and will not make (other than as permitted by Section 6(b) hereof), any offer relating to the Designated Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act), without the prior consent of the Company and the Representatives;

(b) Such Underwriter has not used, and will not use, any free writing prospectus that contains the final terms of the Designated Securities unless such terms have previously been included in a free writing prospectus filed with the Commission in accordance with Rule 433 under the Securities Act, without the prior consent of the Company and the Representatives; provided, however, that each of the Underwriters may

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use a term sheet relating to the Designated Securities containing customary information not inconsistent with the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof without the prior consent of the Company or the Representatives; and

(c) Such Underwriter is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Designated Securities and will promptly notify the Company if any such proceeding against it with respect to any offering of the Designated Securities is initiated during such period in which, in the opinion of counsel for the Underwriters, a prospectus relating to the Designated Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sale of the Designated Securities by any Underwriter or any dealer.

7. Payment of Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and amendments and supplements thereto, and any Issuer Free Writing Prospectus, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Pricing Agreement, the Indenture, any “Blue Sky” and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof (including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “Blue Sky” and legal investment surveys); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of any indenture trustee and any agent of any Trustee and the fees and disbursements of counsel for any indenture trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses including the fees of their counsel, transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

8. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters of Designated Securities under the Pricing Agreement shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

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(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; the Final Term Sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, no proceeding for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act for the registration of the offer and sale of the Designated Securities shall have been received by the Company; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions addressed to the Underwriters, dated the Time of Delivery for the Designated Securities, with respect to the incorporation of the Company, the validity of the Indenture, the Designated Securities, the Registration Statement, the Pricing Prospectus and the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters;

(c) Andrews Kurth Kenyon LLP, counsel for the Company, shall have furnished to the Representatives their written opinion addressed to the Underwriters, dated the Time of Delivery for the Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus;

(ii) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus; and, to the best knowledge of such counsel, all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

(iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause (iii) upon opinions of local counsel and, in respect of matters of fact, upon certificates of or information made publicly available by public officials and officers of the Company, provided that

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such counsel shall state that such counsel believes that both the Representatives and such counsel are justified in relying upon such opinions and certificates and the Representatives are entitled to rely upon such opinions);

(iv) Each “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X under the Securities Act) of the Company incorporated or organized under the laws of the United States or any state thereof is validly existing in good standing under the laws of its jurisdiction of incorporation or organization; and all of the issued and outstanding shares of capital stock or other equity interests of each such significant subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause (iv) upon certificates of public officials and, in respect of the identity of the significant subsidiaries of the Company and matters of fact, upon certificates of the Company or officers of the Company or its Subsidiaries, provided that such counsel shall state that such counsel believes that both the Representatives and such counsel are justified in relying upon such opinions and certificates and the Representatives are entitled to rely upon such opinions);

(v) To the best knowledge of such counsel and other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, shareholders’ equity, results of operations or internal control over financial reporting of the Company and its Subsidiaries considered as one enterprise; and, to the best knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or others;

(vi) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company;

(vii) The Designated Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and entitled to the benefits provided by the Indenture; and the Designated Securities and the Indenture conform in all material respects to the descriptions thereof in the Pricing Prospectus (taken together with the Final Term Sheet) and the Prospectus;

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(viii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

(ix) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, as then amended, or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties;

(x) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(xi) The documents incorporated by reference in the Pricing Prospectus and the Prospectus or any amendment or supplement thereto made prior to the Time of Delivery (other than the financial statements and related schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(xii) The Registration Statement, the Pricing Prospectus, the Final Term Sheet and any other Issuer Free Writing Prospectus listed on Schedule II to the Pricing Agreement, and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), complied, as of the most recent effective date determined in accordance with Rule 430B under the Securities Act (in the case of the Registration Statement

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or any such further amendment thereto) or as of its issue date (in the case of the Pricing Prospectus, the Final Term Sheet, any such other Issuer Free Writing Prospectus, the Prospectus or any such further supplement thereto), as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations thereunder as in effect on such dates;

(xiii) To the best of such counsel’s knowledge, there is no amendment to the Registration Statement that is required to be filed and no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Pricing Prospectus or the Prospectus or required to be described in the Registration Statement or the Prospectus that are not so filed or incorporated by reference or described;

(xiv) The statements made in any tax consequences or tax considerations sections in the Pricing Prospectus and the Prospectus, and in any amendment or supplement thereto, insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(xv) The Registration Statement has become effective under the Securities Act; the Prospectus, together with all amendments and supplements thereto, relating to the Designated Securities was filed within the prescribed time periods pursuant to Rule 424(b) under the Securities Act; the Final Term Sheet and any other Issuer Free Writing Prospectus listed on Schedule II to the Pricing Agreement was filed with the Commission within the prescribed time periods pursuant to Rule 433 under the Securities Act; and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for such purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto for the registration of the offer and sale of the Designated Securities pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; and

(xvi) None of the Company and its significant subsidiaries that are incorporated or organized under the laws of the United States or a state thereof is an “investment company” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

In addition, in such opinion or in a separate letter such counsel shall state that such counsel has no reason to believe that (A) as of its applicable effective dates, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the

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statements therein not misleading, (B) as of its issue date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, (C) as of the Applicable Time, the Pricing Prospectus (other than the financial statements and related schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no belief), taken together with the Final Term Sheet and any other Issuer Free Writing Prospectus listed on Schedule II to the Pricing Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (D) as of the Time of Delivery, none of the Registration Statement, the Prospectus and any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (E) any of the documents incorporated by reference in the Pricing Prospectus and the Prospectus or any amendment or supplement thereto prior to the Time of Delivery (other than the financial statements and related schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no belief), when such document or amendment or supplement, as the case may be, was filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(d) At the Time of Delivery for the Designated Securities, Ernst & Young LLP shall have furnished to the Representatives a “comfort” letter or letters dated such Time of Delivery as to such matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

(e) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Pricing Prospectus and the Prospectus, which loss or interference would have a material adverse effect on the general affairs, management, financial position, shareholders’ equity, results of operations or internal control over financial reporting of the Company and its Subsidiaries considered as one enterprise and (ii) since the dates as of which information is given in the Pricing Prospectus and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity, results

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of operations or internal control over financial reporting of the Company and its Subsidiaries considered as one enterprise, otherwise than as set forth in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus;

(f) On or after the date of the Pricing Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities (including, without limitation, any guaranteed debt securities) by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the date of the Pricing Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either U.S. federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iv), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus; and

(h) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at, or prior to, such Time of Delivery, as to the matters set forth in Sections 8(a) and 8(e) and as to such other matters as the Representatives may reasonably request.

9. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement, of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any amendment or supplement to any thereof, or any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any “road show” (as defined in Rule 433 under the Securities Act) that does not otherwise constitute an Issuer Free Writing Prospectus, or arise out of or are based upon

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the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any amendment or supplement to any thereof, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of any Designated Securities through the Representatives expressly for use in any thereof.

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any amendment or supplement to any thereof, or any Issuer Free Writing Prospectus, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any amendment or supplement to any thereof, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter of Designated Securities through the Representatives expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under Section 9(a) or Section 9(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section 9(a) or 9(b), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such Section 9(a) or 9(b). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under Section 9(a) or 9(b), as the case may be, for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

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(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or Section 9(b) in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(c), then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statement or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Designated Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations with respect to such Designated Securities and are not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

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10. Defaulting Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities that it has agreed to purchase under the Pricing Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein and therein. In the event that, within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the Pricing Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 10(a), the aggregate principal amount of such Designated Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities that such Underwriter agreed to purchase under the Pricing Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities that such Underwriter agreed to purchase under the Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 10(a), the aggregate principal amount or Designated Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in Section 10(b), or if the Company shall not exercise the right described in Section 10(b) to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

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11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any director or officer or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities with respect to which such indemnities, agreements, representations, warranties and other statements are made or given.

12. Termination. If the Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by the Pricing Agreement except as provided in Section 7 and Section 9 hereof; but, if for any other reason the Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 7 and Section 9 hereof.

13. Authority of Representatives. In all dealings hereunder, the Representatives of the Underwriters of the Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

14. Nature of Underwriters’ Obligations. The Company acknowledges and agrees that (i) the purchase and sale of the Designated Securities pursuant to this Agreement and the Pricing Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and the Pricing Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate. The Company agrees that it shall not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with the offering of the Designated Securities contemplated hereby or the process leading thereto.

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15. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Company, shall be delivered or sent by mail, air courier or facsimile transmission (which shall be effective upon confirmation by telephone) to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer, with a copy to the General Counsel of the Company; and, if to the Underwriters, shall be delivered or sent by mail, air courier or facsimile transmission (which shall be effective upon confirmation by telephone) to the address or addresses of the Representative or Representatives, as the case may be, as set forth in the Pricing Agreement; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, air courier, telex or facsimile transmission (which shall be effective upon confirmation by telephone) to such Underwriter at its address which, if not set forth in the Pricing Agreement, will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon the addressee’s receipt thereof.

16. Persons Entitled to the Benefit of Agreement. This Agreement and the Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 9 and Section 11 hereof, the directors and officers of the Company and each person who controls the Company or any Underwriter, and their respective successors and assigns (including, in the case of natural persons, their respective heirs, executors and administrators), and no other person shall acquire or have any right under or by virtue of this Agreement or the Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time of Essence. Time shall be of the essence of the Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. Definitive Agreement. This Agreement and the Pricing Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof and thereof.

19. GOVERNING LAW. THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

20. WAIVER OF JURY TRIAL. THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PRICING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

21. Counterparts. This Agreement and the Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

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If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof.

Very truly yours,

WAL-MART STORES, INC.

By:	/s/ Matthew Allen
Name: Matthew Allen
Title: Vice President – Finance & Assistant
Treasurer

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof (with respect to, but subject to the terms of, Pricing Agreements to which the undersigned is or is deemed to be a signatory):

BARCLAYS CAPITAL INC.

By:	/s/ Barbara Mariniello
Name: Barbara Mariniello
Title: Managing Director

For itself and as a Representative of the several

Underwriters named in Schedule I to the applicable Pricing Agreement

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof (with respect to, but subject to the terms of, Pricing Agreements to which the undersigned is or is deemed to be a signatory):

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

For itself and as a Representative of the several

Underwriters named in Schedule I to the applicable Pricing Agreement

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof (with respect to, but subject to the terms of, Pricing Agreements to which the undersigned is or is deemed to be a signatory):

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

For itself and as a Representative of the several

Underwriters named in Schedule I to the applicable Pricing Agreement

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof (with respect to, but subject to the terms of, Pricing Agreements to which the undersigned is or is deemed to be a signatory):

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
Name: Diane Kenna
Title: Managing Director

For itself and as a Representative of the several

Underwriters named in Schedule I to the applicable Pricing Agreement

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof (with respect to, but subject to the terms of, Pricing Agreements to which the undersigned is or is deemed to be a signatory):

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

For itself and as a Representative of the several

Underwriters named in Schedule I to the applicable Pricing Agreement

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof (with respect to, but subject to the terms of, Pricing Agreements to which the undersigned is or is deemed to be a signatory):

MIZUHO SECURITIES USA LLC

By:	/s/ Moshe Tomkiewicz
Name: Moshe Tomkiewicz
Title: Managing Director

For itself and as a Representative of the several

Underwriters named in Schedule I to the applicable Pricing Agreement

[Signature Page to the Underwriting Agreement]

ANNEX I

FORM OF PRICING AGREEMENT

                    , 2017

As Representative[s] of the several

Underwriters named in Schedule I hereto

c/o

Ladies and Gentlemen:

WAL-MART STORES, INC., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated                         , 2017, (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions were set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty in Section 2 of the Underwriting Agreement that refers to the Pricing Prospectus or the Prospectus shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Prospectus or the Prospectus to the fullest extent applicable and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus or the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

ANNEX I - Page 1

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

ANNEX I - Page 2

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

WAL-MART STORES, INC.

By:
Name:
Title:

ANNEX I - Page 3

Accepted as of the date hereof:

[NAME OF REPRESENTATIVE]

By:
Name:
Title:

[[NAME OF REPRESENTATIVE]

By:
Name:
Title:	]

For themselves and as Representative[s] of the several

Underwriters named in Schedule I hereto

ANNEX I - Page 4

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
$

TOTAL	$

Schedule I - Page 1

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

                          due                          (the “Designated Securities”).

AGGREGATE PRINCIPAL AMOUNT:

                     of the Designated Securities.

PRICE TO PUBLIC:

      % of the principal amount of the Designated Securities, plus accrued interest, if any, from                        .

PURCHASE PRICE TO UNDERWRITERS:

      % of the principal amount of the Designated Securities, plus accrued interest, if any, from                                ; and the selling concession shall be       % and the reallowance concession shall be       %, in each case of the principal amount of the Designated Securities.

INDENTURE:

Indenture dated as of July 19, 2005, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, and the Second Supplemental Indenture, dated as of December 19, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

MATURITY:

                         .

INTEREST RATE:

      % from and including the original issue date.

INTEREST PAYMENT DATES:

                          and                          of each year, commencing on                         .

INTEREST PAYMENT RECORD DATES:

                          and                          of each year, commencing on                         .

Schedule II - Page 1

REDEMPTION PROVISIONS:

SINKING FUND PROVISIONS:

                                                 .

OTHER PROVISIONS:

                                                 .

TIME OF DELIVERY:

             a.m.,

CLOSING LOCATION:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

ADDRESSES FOR NOTICES:

APPLICABLE TIME

(For purposes of Sections 2(d) and 8(c) of the Underwriting Agreement):

             [a.m.] [p.m.],

Schedule II - Page 2

[LIST OF FREE WRITING PROSPECTUSES

(Pursuant to Section 2(f) of Underwriting Agreement):

                                                                  ]

OTHER MATTERS:

Schedule II - Page 3